UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2010

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 20, 2010, TriQuint Semiconductor, Inc. (the “Company”) and Bank of America, N.A. (the “Lender”) entered into a First Amendment to the Credit Agreement dated as of April 20, 2010 (the “First Amendment”). The First Amendment amends the Credit Agreement dated as of June 27, 2008 (the “Credit Agreement”) between the Company and the Lender and is effective beginning June 27, 2010. The Amendment includes the following material terms: (a) subject to specified conditions, the Maturity Date of Loans made pursuant to the Credit Agreement is extended to June 27, 2011, (b) in the event the Maturity Date of a Loan is extended, at each specified Pricing Level, the Applicable Rate for Commitment fees shall be increased by 0.25% and the Applicable Rate for Eurodollar Rate Loans and Letter of Credit fees shall be increased by 1.75% and (c) the threshold for Permitted Acquisitions by the Company below which consent of the Lender is not required is increased from $100,000,000 to $130,000,000. The Company currently has no outstanding amounts under the Credit Agreement.

A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment that is filed herewith. Capitalized terms used but not defined herein shall have the meanings given to them in the First Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated into this Item 2.03(a) by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	First Amendment to Credit Agreement, dated as of April 20, 2010, by and between TriQuint Semiconductor, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEVEN J. BUHALY
Steven J. Buhaly
Chief Financial Officer

Date: April 26, 2010

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated as of April 20, 2010, by and between TriQuint Semiconductor, Inc. and Bank of America, N.A.